Exhibit 16.1

MICHAEL T. STUDER CPA P.C.

111 West Sunrise Highway,

Freeport, NY 11520

Phone: (516) 378-1000

August 4, 2021

United States Securities and Exchange Commission

100 F Street, NE

Washington D.C. 20549

Re: The Greater Cannabis Company, Inc.

Dear Sirs/Madams:

We have read The Greater Cannabis Company, Inc.’s statements included under Item 4.01 of its Form 8-K dated August 4, 2021, and we agree with such statements as they relate to our firm.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Very truly yours,

/s/ Michael T. Studer
Michael T. Studer
President

cc: The Greater Cannabis Company, Inc.